UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           April 25, 2007
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On April 25, 2007, Celera (NYSE:CRA), an Applera Corporation business, and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH), a national leader in esoteric and oncology testing, announced that they have signed an agreement granting LabCorp a license to Celera’s breast cancer metastasis and estrogen/progesterone receptor discoveries. The license agreement allows LabCorp to select from among Celera’s genomic findings to develop and commercialize two molecular oncology laboratory service tests. LabCorp plans to offer one test to help predict the risk of metastasis in early stage breast cancer patients, and a second test to provide a molecular assessment of hormonal receptor status, which is used to select women for endocrine therapy.

Exhibits

99.1 Press Release dated April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: April 26, 2007	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary